Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

THIRD QUARTER 2011 RESULTS

Suwanee, Ga. (October 26, 2011) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the third quarter 2011.

Revenues in the third quarter 2011 were $274.4 million as compared to third quarter 2010 revenues of $274.3 million and as compared to second quarter 2011 revenues of $265.8 million. Through the first three quarters of 2011 and 2010, revenues were $807.6 million and $821.3 million, respectively.

Adjusted net income (a non-GAAP measure) in the third quarter 2011 was $0.21 per diluted share, compared to $0.19 per diluted share for the third quarter 2010 and $0.24 per diluted share for the second quarter 2011. Year to date, adjusted net income was $0.60 per diluted share for 2011 as compared to $0.67 per diluted share in 2010.

GAAP net income in the third quarter 2011 was $0.11 per diluted share, as compared to third quarter 2010 GAAP net income of $0.11 per diluted share and second quarter 2011 GAAP net income of $0.13 per diluted share. Year to date, GAAP net income was $0.34 per diluted share in 2011 as compared to GAAP net income of $0.41 per diluted share in 2010. Significant GAAP items that have been excluded in computing adjusted net income and adjusted net income per diluted share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges and acquisition costs, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Gross margin for the third quarter 2011 was 36.5%, which compares to the third quarter 2010 gross margin of 37.2% and the second quarter 2011 gross margin of 40.2%.

The Company ended the third quarter 2011 with $590.6 million of cash resources, which includes $575.0 million of cash, cash equivalents and short-term investments, and $15.6 million of long-term marketable security investments, as compared to $591.5 million, in the aggregate, at the end of the second quarter 2011. During the third quarter 2011, the Company repurchased approximately 1.6 million shares of ARRIS common stock for $17.1 million and also repurchased $5.0 million face amount of Convertible Debt. Year to date, the Company has repurchased 6.7 million shares for $74.7 million, and $5.0 million face amount of Convertible Debt. The Company generated $24.5 million of cash from operating activities during the third quarter 2011 and $52.3 million through the first nine months of 2011, which compares to $12.5 million and $95.9 million generated during the same periods in 2010, respectively.

Order backlog at the end of the third quarter 2011 was $155.3 million as compared to $119.6 million and $154.2 million at the end of the third quarter 2010 and the second quarter 2011, respectively. The Company’s book-to-bill ratio in the third quarter 2011 was 1.00 as compared to the third quarter 2010 of 0.80 and the second quarter 2011 of 0.91.

“Our third quarter results were within previous guidance and reflect continuing demand for our market leading products,” said Bob Stanzione, ARRIS Chairman & CEO. “We now look forward to completing the acquisition of BigBand Networks and growing our current business to include a strong video product suite. The BigBand portfolio joins a host of new ARRIS products gaining traction in the industry and we believe that we are positioned well for the future.”

On October 11, 2011, the Company announced its intention to purchase BigBand Networks and launched a Tender Offer on October 21. The Company anticipates closing the transaction in late November 2011.

The Company will present its Whole Home Solution Media Gateway and Media Player, its Multi-screen On Demand and Advertising solutions and industry-leading family of DOCSIS® 3.0 high density products at the SCTE show in Atlanta in November. These new products enable MSO customers to access their information and entertainment anywhere, anytime and across multiple screens. Also, during the quarter the Company announced that their ServAssure™ Advanced Performance Management Software platform now handles IPv4, IPv6 and dual-stack devices for data collection as well as real-time requests. ARRIS ServAssure currently manages over 80 million customer premises devices worldwide, or more than 30% of all existing in-home broadband devices.

“With respect to the fourth quarter 2011, we now project that revenues for the Company will be in the range of $270 to $290 million, with adjusted net income per diluted share in the range of $0.18 to $0.22 and GAAP net income per diluted share in the range of $0.08 to $0.12,” said David Potts, ARRIS EVP & CFO. “The guidance excludes the impact of the BigBand acquisition, which is expected to have approximately a $(0.01) to $(0.03) effect in the fourth quarter on a non GAAP basis.”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, October 26, 2011, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4216 or 617-213-4868 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 77404552 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through October 31, 2011 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 24855789. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, GA, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Lisle, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the fourth quarter 2011, full year 2011 and beyond;

•	the impact of the BigBand Networks acquisition

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the fourth quarter 2011 as well as the general outlook for 2011 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•

the acquisition of BigBand is subject to a number of factors including a minimum tender requirement, shareholder approval, the fulfillment of closing conditions and the absence of litigation preventing the closing; in addition, all acquisitions involve integration and similar risks relating to their ultimate performance; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its June 30, 2011 Form 10-Q. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$354,659	$360,281	$358,747	$353,121	$351,894
Short-term investments, at fair value	220,318	231,254	260,862	266,981	288,463

Total cash, cash equivalents and short term investments	574,977	591,535	619,609	620,102	640,357

Restricted cash	3,647	3,646	4,176	4,937	4,480
Accounts receivable, net	165,821	152,436	149,976	125,933	133,915
Other receivables	5,296	406	5,275	6,528	2,654
Inventories, net	116,769	113,020	105,787	101,763	89,203
Prepaids	10,692	10,272	12,115	9,237	8,934
Current deferred income tax assets	24,239	22,681	20,450	19,819	28,585
Other current assets	21,695	25,216	33,535	33,054	28,347

Total current assets	923,136	919,212	950,923	921,373	936,475

Property, plant and equipment, net	57,619	57,100	56,617	56,306	56,816
Goodwill	233,430	233,440	233,471	234,964	235,109
Intangible assets, net	141,784	150,728	159,672	168,616	177,560
Investments	47,221	34,237	32,787	31,015	29,591
Noncurrent deferred income tax assets	9,637	9,839	10,183	6,293	6,560
Other assets	5,400	5,878	5,798	5,520	6,129

	$1,418,227	$1,410,434	$1,449,451	$1,424,087	$1,448,240

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,918	$27,825	$35,796	$50,736	$52,011
Accrued compensation, benefits and related taxes	25,320	20,832	26,278	28,778	25,913
Accrued warranty	2,933	3,300	2,931	2,945	3,504
Deferred revenue	39,094	47,166	43,019	31,625	36,029
Current portion of long-term debt	—	—	—	—	12
Other accrued liabilities	19,653	17,805	17,594	18,847	25,891

Total current liabilities	125,918	116,928	125,618	132,931	143,360
Long-term debt, net of current portion	206,825	208,336	205,447	202,615	204,053
Accrued pension	17,989	17,730	17,472	17,213	17,383
Noncurrent income taxes payable	22,471	21,844	21,844	17,702	16,509
Noncurrent deferred income tax liabilities	21,117	24,808	25,827	29,151	32,193
Other noncurrent liabilities	16,253	17,367	18,271	15,406	14,926

Total liabilities	410,573	407,013	414,479	415,018	428,424

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,446	1,443	1,438	1,409	1,406
Capital in excess of par value	1,237,852	1,228,729	1,219,615	1,206,157	1,199,184
Treasury stock at cost	(220,034)	(202,933)	(145,286)	(145,286)	(115,248)
Unrealized gain (loss) on marketable securities	26	1,530	1,244	392	(374)
Unfunded pension liability	(5,813)	(5,813)	(5,813)	(5,813)	(6,041)
Accumulated deficit	(5,639)	(19,351)	(36,042)	(47,606)	(58,927)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,007,654	1,003,421	1,034,972	1,009,069	1,019,816

	$1,418,227	$1,410,434	$1,449,451	$1,424,087	$1,448,240

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$274,374	$274,286	$807,609	$821,338
Cost of sales	174,250	172,299	503,641	493,562

Gross margin	100,124	101,987	303,968	327,776
Operating expenses:
Selling, general, and administrative expenses	35,695	33,913	108,401	103,489
Research and development expenses	36,065	35,138	108,734	105,041
Restructuring charges	969	—	969	73
Amortization of intangible assets	8,944	8,970	26,832	27,013

	81,673	78,021	244,936	235,616

Operating income	18,451	23,966	59,032	92,160
Other expense (income):
Interest expense	4,277	4,533	12,682	13,728
Loss (gain) on investments	253	(369)	(504)	(401)
Loss (gain) on foreign currency	(841)	94	126	283
Interest income	(775)	(399)	(2,439)	(1,468)
Loss (gain) on debt redemption	19	(263)	19	(378)
Other (income) expense, net	(150)	280	(682)	107

Income from continuing operations before income taxes	15,668	20,090	49,830	80,289
Income tax expense	1,955	6,048	7,863	27,482

Net income	$13,713	$14,042	$41,967	$52,807

Net income per common share:
Basic	$0.11	$0.11	$0.35	$0.42

Diluted	$0.11	$0.11	$0.34	$0.41

Weighted average common shares:
Basic	119,283	125,237	121,115	125,927

Diluted	121,237	127,638	123,549	129,103

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Activities:
Net income	$13,713	$14,042	$41,967	$52,807
Depreciation	5,882	5,837	17,550	16,893
Amortization of intangible assets	8,944	8,969	26,832	27,013
Amortization of deferred finance fees	161	170	487	527
Non-cash interest expense	2,883	2,781	8,604	8,548
Deferred income tax provision (benefit)	(4,084)	4,939	(15,487)	2,598
Stock compensation expense	5,738	5,785	16,947	16,058
Provision for doubtful accounts	(1)	(209)	(1)	83
Loss (gain) on debt retirement	19	(263)	19	(378)
Loss (gain) on disposal of fixed assets	(27)	337	6	369
Loss (gain) on investments	253	(370)	(504)	(401)
Excess tax benefits from stock-based compensation plans	258	(36)	(2,989)	(2,683)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(13,384)	5,967	(39,887)	9,710
Other receivables	(6,134)	3,930	(17)	2,760
Inventory	(3,749)	(10,373)	(15,006)	6,648
Income taxes payable/recoverable	5,362	(11,165)	17,953	(14,173)
Accounts payable and accrued liabilities	9,148	(22,603)	(6,332)	(42,226)
Other, net	(520)	4,796	2,129	11,788

Net cash provided by operating activities	24,462	12,534	52,271	95,941

Investing Activities:
Purchases of investments	(85,263)	(100,461)	(228,104)	(331,547)
Disposals of investments	80,796	104,760	260,227	159,914
Purchases of property & equipment, net	(6,401)	(6,862)	(18,948)	(17,127)
Cash proceeds from sale of property & equipment	27	—	70	243

Net cash provided by (used in) investing activities	(10,841)	(2,563)	13,245	(188,517)

Financing Activities:
Payment of debt obligations	—	(38)	—	(112)
Early redemption of long-term debt	(4,984)	(13,531)	(4,984)	(18,331)
Repurchase of common stock	(17,101)	(15,603)	(74,748)	(39,288)
Excess income tax benefits from stock-based compensation plans	(258)	36	2,989	2,683
Repurchase of shares to satisfy employee tax withholdings	(15)	3	(8,260)	(6,422)
Fees and proceeds from issuance of common stock, net	3,115	124	21,025	5,375

Net cash used in financing activities	(19,243)	(29,009)	(63,978)	(56,095)
Net increase (decrease) in cash and cash equivalents	(5,622)	(19,038)	1,538	(148,671)
Cash and cash equivalents at beginning of period	360,281	370,932	353,121	500,565

Cash and cash equivalents at end of period	$354,659	$351,894	$354,659	$351,894

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q1 2011		Q2 2011		Q3 2011		YTD 2011
(in thousands, except per share data)	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$11,564	$0.09	$16,690	$0.13	$13,713	$0.11	$41,967	$0.34
Highlighted items:

Impacting gross margin:
Stock compensation expense	437	—	557	—	525	—	1,519	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	—	—		—	1,444	0.01	1,444	0.01
Amortization of intangible assets	8,944	0.07	8,944	0.07	8,944	0.07	26,832	0.22
Stock compensation expense	4,847	0.04	5,368	0.04	5,213	0.04	15,428	0.12

Impacting other (income) / expense:
Non-cash interest expense	2,832	0.02	2,889	0.02	2,883	0.02	8,604	0.07
Loss (gain) on retirement of debt	—	—		—	19	—	19	—

Impacting income tax expense:
Adjustments of income tax valuation allowances, research & development credits and other	(3,583)	(0.03)	—	—	(2,335)	(0.02)	(5,918)	(0.05)

Tax related to highlighted items above	(5,024)	(0.04)	(4,915)	(0.04)	(5,265)	(0.04)	(15,204)	(0.12)

Total highlighted items	8,453	0.07	12,843	0.10	11,428	0.09	32,724	0.26

Net income excluding highlighted items	$20,017	$0.16	$29,533	$0.24	$25,141	$0.21	$74,691	$0.60

Weighted average common shares - diluted		125,732		123,711		121,237		123,549

	Q1 2010		Q2 2010		Q3 2010		YTD 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$18,991	$0.15	$19,774	$0.15	$14,042	$0.11	$52,807	$0.41
Highlighted items:
Impacting gross margin:
Stock compensation expense	433	—	481	—	491	—	1,405	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	52	—	21	—	—	—	73	—
Amortization of intangible assets	9,022	0.07	9,021	0.07	8,970	0.07	27,013	0.21
Stock compensation expense	4,088	0.03	5,271	0.04	5,294	0.04	14,653	0.11

Impacting other (income) / expense:
Non-cash interest expense	2,883	0.02	2,884	0.02	2,781	0.02	8,548	0.07
Loss (gain) on retirement of debt	—	—	(115)	—	(263)	—	(378)	—

Impacting income tax expense:
Adjustments of income tax valuation allowances, research & development credits and other	1,222	0.01	(351)	—	(1,040)	(0.01)	(169)	—

Tax related to highlighted items above	(5,505)	(0.04)	(6,170)	(0.05)	(6,133)	(0.05)	(17,808)	(0.14)

Total highlighted items	12,195	0.09	11,044	0.09	10,100	0.08	33,337	0.26

Net income excluding highlighted items	$31,186	$0.24	$30,818	$0.24	$24,142	$0.19	$86,144	$0.67

Weighted average common shares - diluted		129,975		129,717		127,638		129,103

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In 2011 and 2010, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits.

In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.